U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2006
MORTON INDUSTRIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Georgia (State of other jurisdiction of incorporation or organization)	0-13198 (Commission File Number)	38-0811650 (I.R.S. Employer Identification No.)
1021 West Birchwood, Morton, Illinois 61550
(Address of principal executive offices) (Zip Code)
(309-266-7176)
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of Material Definitive Agreement
On March 23, 2006, the Company announced its entry into a definitive merger agreement (the “Agreement and Plan of Merger”) dated as of March 22, 2006 with MMC Precision Holdings Corp. and MMC Precision Merger Corp., a wholly-owned subsidiary of MMC Precision Holdings Corp., that will take the Company private. On August 10, 2006, in connection with the execution and delivery of the MOU described in Item 8.01 below, the parties to the Agreement and Plan of Merger executed a First Amendment to Agreement and Plan of Merger (the “Amendment”). The terms and conditions of the Amendment are more fully described in Item 8.01 below and are qualified in their entirety by reference to the Amendment attached hereto as Exhibit 99.1.
Item 8.01 Other Events
In connection with the Agreement and Plan of Merger, on July 10, 2006 the Company filed a definitive proxy statement (Schedule 14A/A, Amendment No. 3) with the Securities and Exchange Commission. The definitive proxy statement announced a Special Meeting of Shareholders to be held August 25, 2006. The purpose of that meeting is for shareholders to consider and vote upon a proposal to approve the Agreement and Plan of Merger. Notice was given to shareholders of record as of the close of business on July 10, 2006.
In response to a complaint filed on March 27, 2006 in the Superior Court of Fulton County, Georgia, opposing the planned merger, the Company, Brazos Private Equity Partners, LLC (an affiliate of MMC Precision Holdings Corp. and MMC Precision Merger Corp.), and counsel for the plaintiff engaged in settlement negotiations that resulted in an agreement on the principal terms of a settlement of all claims among the parties. On August 10, 2006, the parties executed a Memorandum of Understanding (“MOU”) setting forth the terms of the proposed settlement.
In connection with the execution and delivery of the MOU, the Company, MMC Precision Holdings Corp. and MMC Precision Merger Corp. entered into a first amendment to the Agreement and Plan of Merger that (i) amends the provision relating to the approval of the merger by the Company’s shareholders to provide that the merger must be approved by a majority of the shares of Company common stock not held beneficially or of record by persons party to the contribution agreement or a voting agreement, including Messrs. Nicholson and Harrison, (ii) reduces the termination fee payable under the circumstances described in the Agreement and Plan of Merger from $2.6 million to $1.7 million, and (iii) further conditions the obligation of the parties to consummate the merger on the execution of a stipulation of settlement, as contemplated by the MOU, which shall contain no conditions to its effectiveness other than court approval. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a form of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
In connection with the MOU, the Amendment and the August 25, 2006 Special Meeting of Shareholders, the Company, on August 10, 2006, has filed a proxy statement supplement (Schedule 14 A/A, Amendment No. 4) with the Securities and Exchange Commission. The proxy statement supplement contains supplemental information about the required vote, supplemental information about the 1998 voting agreement, supplemental information about the termination fee, and information about the above referenced litigation. The proxy statement supplement is being mailed to shareholders of record as of the close of business on July 10, 2006.
Attached as Exhibit 99.2 and incorporated herein by reference is a copy of a related press release.
The Company directors, officers and employees may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the merger. Information about the directors, officers and employees of the Company and their ownership of Company stock is set forth in the Company’s definitive proxy statement filed with respect to the special meeting of shareholders to be held to vote on the Agreement and Plan of Merger, as amended by the Amendment.
This communication may be deemed to be solicitation material with respect to the proposed merger. In connection with the proposed merger, the Company has filed relevant materials with the SEC, including the Company’s definitive proxy statement and the proxy statement supplement for the Special Meeting of Shareholders. Shareholders are urged to read all relevant documents filed with the SEC, including the Agreement and Plan of Merger attached as Exhibit 99.1 on 8-K filed with the SEC on March 23, 2006 (the Agreement and Plan of Merger is also included as Appendix A to the definitive proxy statement), the Amendment (attached hereto as Exhibit 99.1) the definitive proxy statement, and the proxy statement supplement because they contain important information about the proposed merger transaction. Investors will be able to obtain these filed documents free of charge at the SEC’s web site, http://www.sec.gov. Company shareholders have received information on how to obtain other transaction-related documents for free from the Company.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	First Amendment to Agreement and Plan of Merger, dated as of August 10, 2006, by and among the Company, MMC Precision Holdings Corp. and MMC Precision Merger Corp.

99.2	Press Release, dated August 10, 2006, issued by Morton Industrial Group, Inc.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.
Date: August 10, 2006	By:	/s/ Rodney B. Harrison
Rodney B. Harrison
Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	First Amendment to Agreement and Plan of Merger, dated as of August 10, 2006, by and among the Company, MMC Precision Holdings Corp. and MMC Precision Merger Corp.

99.2	Press Release, dated August 10, 2006, issued by Morton Industrial Group, Inc.